As filed with the Securities and Exchange Commission on August 10, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0903295 (I.R.S. Employer Identification Number)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of Principal Executive Offices)	60654 (Zip Code)

Groupon, Inc. 2011 Incentive Plan
(Full title of the plan)

Jiří Ponrt
Chief Financial Officer
Groupon, Inc.
600 West Chicago Avenue, Suite 400
Chicago, Illinois 60654
(Name and address of agent for service)

(312) 334-1579
(Telephone number, including area code, of agent for service)

copies to:

Steven J. Gavin, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
312-558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	Accelerated filer
Non-accelerated filer (Do not check if smaller reporting company)	Smaller reporting company
Emerging growth company

EXPLANATORY NOTE

    Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers an additional 1,900,000 shares of common stock, par value $0.0001 of Groupon, Inc. (the “Registrant”) that may be awarded under the Groupon, Inc. 2011 Incentive Plan, as amended. The contents of the registration statements on Form S-8 as filed on October 31, 2016 (File No. 333-214351), July 30, 2019 (File No. 333-232902) and August 8, 2022 (File No. 333-266661) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

    The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” into this Registration Statement the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. We incorporate by reference into this Registration Statement the following documents:

(a)Annual Report on Form 10-K for the year ended December 31, 2022;

(b)Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

(c)Current Reports on Form 8-K filed with the SEC on January 30, 2023, February 16, 2023, March 15, 2023, March 31, 2023, April 13, 2023 (Item 5.02), April 13, 2023 (Item 8.01), April 21, 2023, June 21, 2023 and July 7, 2023;

(d)the description of our Common Stock, registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023), and as amended by any subsequent amendment or any report filed for the purpose of updating such description; and

(e)all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of securities under this prospectus.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of Form 8-K.

Item 8.    Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Groupon, Inc. 2011 Incentive Plan, as amended (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule DEF14A, filed with the SEC on May 1, 2023)

5.1*	Opinion of Winston & Strawn LLP

23.1*	Consent of Deloitte & Touche LLP

23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

107*	Filing Fee Table

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on this 10th day of August, 2023.

GROUPON, INC.
By:	/s/ Jiří Ponrt
Jiří Ponrt
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Dušan Šenkypl and Jiří Ponrt his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dušan Šenkypl	Interim Chief Executive Officer and Director	August 10, 2023
Dušan Šenkypl	(Principal Executive Officer)

/s/ Jiří Ponrt	Chief Financial Officer	August 10, 2023
Jiří Ponrt	(Principal Financial Officer)

/s/ Kyle Netzly	Interim Chief Accounting Officer	August 10, 2023
Kyle Netzly	(Principal Accounting Officer)

/s/ Theodore J. Leonsis	Chairman of the Board	August 10, 2023
Theodore J. Leonsis

/s/ Robert J. Bass	Director	August 10, 2023
Robert J. Bass

/s/ Eric Lefkofsky	Director	August 10, 2023
Eric Lefkofsky

/s/ Jan Barta	Director	August 10, 2023
Jan Barta

/s/ Jason Harinstein	Director	August 10, 2023
Jason Harinstein